UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 31, 2010, Fannie Mae (formally, the Federal National Mortgage Association) entered into an agreement with Bank of America, N.A., BAC Home Loans Servicing LP, and Countrywide Home Loans, Inc., each of which is an affiliate of Bank of America Corporation. The agreement addresses outstanding repurchase requests on loans with an unpaid principal balance of approximately $3.9 billion delivered to Fannie Mae by affiliates of Countrywide Financial Corporation (collectively, "Countrywide"). Bank of America Corporation merged with Countrywide in 2008. In this report, Bank of America and its affiliates are referred to individually and collectively as "Bank of America."

Under the agreement, Bank of America agreed, among other things, to a resolution amount of approximately $1.52 billion, consisting of a cash payment of $1.34 billion made by Bank of America on December 31, 2010 and credits for payments recently made or to be made by Bank of America. The agreement:

• substantially resolves outstanding repurchase requests on 12,045 loans sold to us by Countrywide; and

• addresses 5,760 other loans sold to us by Countrywide and permits us to bring claims for any additional breaches of our representations and warranties that are identified with respect to those loans.

Our mortgage seller/servicers are obligated to repurchase loans or foreclosed properties, or reimburse us for losses if the foreclosed property has been sold, if the mortgage loans do not meet our underwriting, eligibility or other requirements. We refer to our requests to seller/servicers to honor these obligations collectively as "repurchase requests." As of September 30, 2010, approximately 55% of our $7.7 billion in outstanding repurchase requests to all our mortgage seller/servicers, as measured by unpaid principal balance, had been made to Bank of America. This agreement addresses approximately 44% of our $7.7 billion in outstanding repurchase requests as of September 30, 2010. These amounts do not include amounts relating to repurchase requests originating from missing documentation or loan files.

We continue to work with Bank of America to resolve our outstanding repurchase requests to Bank of America, including requests relating to loans delivered to us by Bank of America, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

January 3, 2011	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer